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                                                                    EXHIBIT 16.1


February 1, 2002



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated February 7, 2002, of eResource Capital Group, Inc. and are in agreement with the statements contained in paragraphs two and three on page one therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                            Very truly yours,

                                            /s/Ernst & Young LLP